Exhibit 99.77Q3

Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Items 72DD1 and 72DD2, 73A1 and 73A2, 74U1 and 74U2, and 74V1 and 74V2 correctly, the correct answers are as follows:

Item 72DD1 and 72DD2
Total income dividends for which record date passed during the period

                     Total Income Dividends (000's omitted)
                     --------------------------------------

                  SHARE CLASS                MID-CAP GROWTH FIND
                  ----------------------------------------------
                  Institutional                       $0
                  Investor                            $0
                  Class A                             $0
                  Class B                             $0
                  Class C                             $0

Item 73A1 and 73A2
Distributions per share for which record date passed during the period

                      Dividends from Net Investment Income
                      ------------------------------------

                  SHARE CLASS                MID-CAP GROWTH FIND
                  ----------------------------------------------
                  Institutional                       $0.0000
                  Investor                            $0.0000
                  Class A                             $0.0000
                  Class B                             $0.0000
                  Class C                             $0.0000


Item 74U1 and 74U2
Number of shares outstanding

                        Share Outstanding (000's omitted)
                        ---------------------------------

                  SHARE CLASS                MID-CAP GROWTH FIND
                  ----------------------------------------------
                  Institutional                       88
                  Investor                            200
                  Class A                             442
                  Class B                             171
                  Class C                             166


Item 74V1 and 74V2
Net Asset Value per Share
(to the nearest cent)

                            Net Asset Value per Share


                  SHARE CLASS                MID-CAP GROWTH FIND
                  ----------------------------------------------
                  Institutional                       $12.69
                  Investor                            $12.66
                  Class A                             $12.65
                  Class B                             $12.49
                  Class C                             $12.42